Exhibit 99.1

Independent Auditor's Report

To the Board of Directors and Stockholders of Easterly Government Properties, Inc.:

We have audited the accompanying combined statement of revenues and certain expenses (the “Statement”) of Government Properties Portfolio (the “Portfolio”) for the year ended December 31, 2015.

Management’s Responsibility for the Combined Statement of Revenues and Certain Expenses

Management is responsible for the preparation and fair presentation of the Statement in accordance with accounting principles generally accepted in the United States of America; this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of the Statement that is free from material misstatement, whether due to fraud or error.

Auditor’s Responsibility

Our responsibility is to express an opinion on the Statement based on our audit. We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the Statement is free from material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the Statement. The procedures selected depend on our judgment, including the assessment of the risks of material misstatement of the Statement, whether due to fraud or error. In making those risk assessments, we consider internal control relevant to the Portfolio’s preparation and fair presentation of the Statement in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Portfolio’s internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the Statement. We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Opinion

In our opinion, the Statement referred to above presents fairly, in all material respects, the combined revenues and certain expenses of Government Properties Portfolio for the year ended December 31, 2015 in accordance with accounting principles generally accepted in the United States of America.

Emphasis of Matter

We draw attention to Note 2 of the Statement, which describes the basis of accounting. The Statement was prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission, as described in Note 2. The presentation is not intended to be a complete presentation of the Portfolio’s revenues and expenses. Our opinion is not modified with respect to this matter.

/s/ PricewaterhouseCoopers LLP

Boston, Massachusetts

December 27, 2016

GOVERNMENT PROPERTIES PORTFOLIO

COMBINED STATEMENTS OF REVENUES AND CERTAIN EXPENSES

	Nine Months Ended	Year Ended
	September 30, 2016*	December 31, 2015
	(unaudited)
Revenues
Rental income	$4,845	$8,926
Tenant reimbursements	815	1,279
Total revenues	$5,660	$10,205

Certain expenses
Property operating	1,171	1,912
Real estate taxes	718	1,186
Total certain expenses	1,889	3,098

Revenues in excess of certain expenses	$3,771	$7,107

*

The nine months ended September 30, 2016 includes the operations for DEA – Birmingham, EPA – Kansas City, and FBI – Birmingham for the period from January 1, 2016 through June 30, 2016 and the operations of FBI – Albany for the period from January 1, 2016 through September 30, 2016. Operations for DEA – Birmingham, EPA – Kansas City, and FBI – Birmingham for the period from July 1, 2016 through September 30, 2016 are included in the Easterly Government Properties, Inc. Quarterly Report on Form 10-Q for the period ended September 30, 2016 filed with the Securities and Exchange Commission on November 8, 2016.

The accompanying notes are an integral part of the combined statements of revenues and certain expenses.

Government Properties Portfolio

Notes to the Combined Statements of Revenues and Certain Expenses

Nine Months Ended September 30, 2016 (Unaudited) and Year Ended December 31, 2015

Note 1 – Organization and Nature of Business

The Government Properties Portfolio (the “Portfolio”) is not a legal entity, but rather is a combination of the following four properties (collectively, the “Properties”) located in three states that are 100% leased to the U.S. Government through the General Services Administration (“GSA”).

DEA – Birmingham, Alabama

EPA – Kansas City, Kansas

FBI – Albany, New York

FBI – Birmingham, Alabama

The Properties were sold to Easterly Government Properties LP (the “Operating Partnership”) by an unrelated third party during 2016. The acquisition of DEA – Birmingham, EPA – Kansas City, and FBI – Birmingham closed on July 1, 2016 and FBI – Albany closed on November 22, 2016. The accompanying combined statements of revenues and certain expenses (the “Statements”) relate to the operations of the Properties.

Note 2 – Summary of Significant Accounting Policies

Basis of Presentation

The accompanying Statements relate to the Portfolio and have been prepared for the purpose of complying with Rule 3-14 of Regulation S-X promulgated under the Securities Act of 1933, as amended, and accordingly, are not representative of the actual results of operations of the Portfolio for the nine months ended September 30, 2016 (unaudited) or year ended December 31, 2015, due to the exclusion of the following revenues and expenses which may not be comparable to the proposed future operations of the Portfolio:

•	depreciation and amortization,
•	interest income and expense,
•	amortization of above and below market leases, and
•	other miscellaneous revenues and expenses not directly related to the proposed future operations of the Properties.

Since the Properties were acquired from an unrelated third party, the Statements have been prepared for the most recent fiscal year and most recent interim period. For the year ended December 31, 2015 the Properties are presented on a combined basis as they were all under common control and ownership. The information presented for the nine months ended September 30, 2016 (unaudited) reflects the operations for DEA – Birmingham, EPA – Kansas City, and FBI – Birmingham for the period from January 1, 2016 through June 30, 2016 and the operations of FBI – Albany for the period from January 1, 2016 through September 30, 2016. Operations for DEA – Birmingham, EPA – Kansas City, and FBI – Birmingham for the period from July 1, 2016 through September 30, 2016 are included in the Easterly Government Properties, Inc. Quarterly Report on Form 10-Q for the period ended September 30, 2016 filed with the Securities and Exchange Commission on November 8, 2016.

Revenue Recognition

Rental income is recognized on the straight-line basis over the term of the related leases when collectability is reasonably assured. The straight-line rent adjustment increased revenue for the Properties by approximately $0.1 million and $0.3 million in the nine months ended September 30, 2016 (unaudited) and the year ended December 31, 2015, respectively.

Tenant reimbursements include reimbursement for operating expenses which are determined by the base year operating expenses and are subject to reimbursement in subsequent years based on changes in the consumer price index for urban wage earners and clerical workers. This portion of rental income is recognized in the period in which it is earned. Tenant reimbursements also include amounts due from tenants for real estate taxes and other reimbursements. Real estate taxes over the base year are reimbursed by the tenant and are recognized as revenues in the period during which the revenues are earned.

Tenant reimbursements are recognized and presented in accordance with accounting guidance which requires that these reimbursements be recorded on a gross basis because the Portfolio is generally the primary obligor with respect to the goods and services the purchase of which gives rise to the reimbursement obligation; because the Portfolio has discretion in selecting the vendors and suppliers; and because the Portfolio bears the credit risk in the event tenants do not reimburse the Portfolio.

Government Properties Portfolio

Notes to the Combined Statements of Revenues and Certain Expenses

Nine Months Ended September 30, 2016 (Unaudited) and Year Ended December 31, 2015

Use of Estimates

Management has made a number of estimates and assumptions relating to the reporting and disclosure of revenues and certain expenses during the reporting period to prepare the accompanying Statements in conformity with accounting principles generally accepted in the United States of America. Actual results could differ from those estimates.

Unaudited Interim Combined Statement

The combined statement of revenues and certain expenses for the nine months ended September 30, 2016 is unaudited. In the opinion of management, this statement reflects all adjustments necessary for a fair presentation of the results of the interim period. All such adjustments are of a normal recurring nature.

Note 3 – Operating Leases

The Properties are 100% leased to the U.S. Government through the GSA under non-cancelable operating leases with various expiration dates extending to 2023. Minimum future rentals for non-cancelable lease terms at December 31, 2015 are as follows (unaudited):

Minimum
Year	Rent
2016	$8,686
2017	8,686
2018	8,671
2019	7,658
2020	5,718
Thereafter	7,766
Total	$47,185

Total minimum future rentals presented above do not include amounts to be received as tenant reimbursements, straight-line rent adjustments, or other income.

Note 4 – Subsequent Events

Management has evaluated subsequent events through December 27, 2016, which is the date the financial statements were available to be issued, and concluded that there are no items requiring adjustment of the financial statements or additional disclosure.

4